                           ADDENDUM TO LOAN AGREEMENT


                This Addendum to Loan Agreement ("Agreement") is entered into and effective as of October 23, 1995 by and between Dense-Pac Microsystems, Inc., a California corporation ("Borrower"), and Euroventures Benelux II B.V., a Netherlands corporation ("Lender").

                                    RECITALS

                WHEREAS, Borrower has previously borrowed from Lender the sum of One Million Eight Hundred Thousand U.S. Dollars ($1,800,000) (the "EB Loan") pursuant to a Loan Agreement dated as of October 12, 1994, among Borrower, Lender and Trude C. Taylor (the "1994 Loan Agreement"), and

                WHEREAS, in consideration for, among other things, Lender's agreement to exercise warrants to purchase 900,000 shares of Borrower's Common Stock for $1,800,000 cash instead of cancellation of the EB Loan, Borrower and Lender desire to amend and supplement certain terms of the 1994 Loan Agreement as they relate to the EB Loan.

                                   AGREEMENT

                NOW, THEREFORE, it is agreed as follows:

                1.       AMENDED TERMS OF EB LOAN.  The following Sections 1.1,
1.2 and 1.3 hereby amend and supersede Sections 2.1, 2.2 and 2.3, respectively, of the 1994 Loan Agreement.

                         1.1.  INTEREST.   The principal balance from time to
time actually outstanding under the EB Loan shall bear interest, calculated on a daily basis, including the first day but excluding the last day, based on a 365-day year, at the rate of five percent (5%) per annum, from the effective date of this Agreement until the EB Loan and all interest thereon is repaid in full. Interest on the EB Loan prior to the date of this Agreement shall accrue and be paid in the manner set forth in Section 2.1 of the 1994 Loan Agreement. Interest shall be paid quarterly, beginning on December 31, 1995. Any interest not paid when due shall be added to the principal and thereafter bear interest as principal.

                         1.2.  REPAYMENT.   The principal balance of the EB
Loan and all accrued and unpaid interest thereon shall be due and payable on October 12, 1999 (the "Payment Date"). Borrower may at any time prepay, without penalty, all or any portion of the EB Loan plus accrued and unpaid interest on the amount prepaid to the date of such prepayment. Beginning on and after January 1, 1997, Borrower shall apply the net proceeds from any sale of debt or equity securities, except for issuances of securities pursuant to employee benefit plans (whether now in effect or adopted in the





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                                  EXHIBIT 10.1
future) or warrants which are outstanding on the date hereof (including the warrants referred to in Section 2.1 hereof), to prepay the outstanding interest and principal of the EB Loan. All payments of the EB Loan and accrued and unpaid interest shall be in U.S. Dollars.

                         1.3.  APPLICATION OF PAYMENTS.   Payments on the EB
Loan shall be applied first to accrued and unpaid interest and then to principal, and upon such payment interest shall cease to accrue on the principal so repaid. Payments shall be sent to the Lender at its address set forth in Section 5.3 hereof or to such other address or bank account as Lender may from time to time advise Borrower in writing.

                2.       CERTAIN COVENANTS.

                         2.1.  WARRANT AGREEMENT.   Borrower has executed and
delivered to Lender a Warrant Agreement for the purchase of an aggregate of 375,000 shares of Borrower's Common Stock (the "Warrant Agreement"), in form and content satisfactory to Lender.

                         2.2.  CONSENT AND WAIVER REGARDING ACCOUNTS RECEIVABLE
FINANCING. Lender hereby agrees that Borrower may obtain third party accounts receivable financing ("AR Financing") and Lender hereby waives the provisions of Sections 4.3 and 4.4 of the 1994 Loan Agreement as they relate to AR Financing, provided, however, that the terms of the AR Financing must be approved in advance by Borrower's Board of Directors and provided further that the consent and waiver contained herein does not extend to any other indebtedness or liens otherwise prohibited by the 1994 Loan Agreement.

                         2.3   SUBORDINATION AGREEMENT.  To facilitate AR
Financing, Lender agrees to subordinate its security interest and lien under the Security Agreement among Lender, Borrower and Trude C. Taylor dated as of October 12, 1994 (the "Security Agreement") on Borrower's accounts receivable, contract rights relating thereto, cash, proceeds of inventory and such other related collateral as such third party shall reasonably require to provide such financing, so that such third party's security interest and lien in such collateral shall be prior and superior to Lender's security interest and lien in such collateral. Lender further agrees to execute and deliver such subordination and other agreements or documents as Borrower and such third party shall reasonably request to effect such subordination.

                         2.4.  SECURITY AGREEMENT.  The parties hereby reaffirm
the Security Agreement and acknowledge that the security interest created thereby and evidenced by the financing statements and other documents filed with public agencies and the like with respect thereto are in full force and effect. Borrower agrees to execute and file such further documents as Lender shall reasonably request to preserve Lender's security interest, subject to its subordination agreement contained in Section 2.3 hereof.





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                                  EXHIBIT 10.1

                         2.5  LEGAL EXPENSES.   Borrower shall reimburse Lender
for all reasonable legal fees and costs incurred by Lender in connection with this Agreement, the Warrant Agreement and filings under Sections 13 and 16 of the Securities Exchange Act of 1934 required as a result of the transactions contemplated hereby and thereby, in an amount not to exceed $5,000.

                3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

                         3.1.  Borrower is a corporation duly organized,
validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as presently conducted and to carry out the transactions contemplated hereunder.

                         3.2.  All corporate action on the part of Borrower
necessary for the authorization, execution and delivery of this Agreement and the Warrant Agreement (collectively, the "Loan Documents") and the performance of all obligations of Borrower under the Loan Documents has been taken.

                         3.3.  No consent, approval, order or authorization of,
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Borrower is required in connection with the valid execution and delivery of the Loan Documents or the performance of Borrower's obligations thereunder, except as has already been obtained or filed.

                         3.4.  The execution, delivery and performance of the
Loan Documents and the consummation of the transactions contemplated thereby will not result in any violation of, or default under, any provision of the Articles of Incorporation or Bylaws of Borrower or any contract, agreement or instrument to which Borrower is a party or by which it is bound.

                         3.5.  Borrower has sufficient authorized and unissued
shares of Common Stock under its Articles of Incorporation to fulfill Borrower's obligations under the Warrant Agreement and any other outstanding rights to acquire Common Stock which are outstanding.

                         3.6.  The shares of Common Stock issuable upon
exercise of the warrants granted pursuant to the Warrant Agreement shall, upon their issuance in accordance with the terms thereof, be fully paid and nonassessable.

                         3.7.  The Loan Documents have been duly executed and
delivered by, and constitute valid and binding obligations of, the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by





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                                  EXHIBIT 10.1
applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or the principles governing the availability of equitable remedies.

                         3.8.  The Borrower is in material compliance with the
provisions of its Articles of Incorporation, as amended, and its Bylaws, as amended, and is not in default under or in breach of any material agreement to which it is a party. The Borrower's business is being conducted in material compliance with all applicable laws, ordinances, codes, rules and regulations of any governmental or administrative body, provided, however, that the Borrower's representation and warranty regarding compliance with any such legal requirements as they relate to environmental matters is subject to the Borrower's actual knowledge.

                         3.9.  Except for a lawsuit described in Item 3 of the
Borrower's Form 10-KSB for the year ended February 28, 1995, there is no pending or, to the best knowledge of the Borrower, threatened action, suit, litigation or investigation against the Borrower which would have a material adverse effect on the Borrower, its business or its financial condition. The Borrower's personal property is not the subject of any attachment, judgment or other similar lien arising in connection with court proceedings.

                         3.10.  The balance sheets of the Borrower as of
February 28, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, as examined and accompanied by the report of Deloitte & Touche, independent certified accountants, which heretofore have been delivered to the Lender, are in all material respects in accordance with the books and records of the Borrower and fairly present the financial position of the Borrower as at such dates and the results of operations of the Borrower for such periods, in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. The balance sheet of the Borrower as of August 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the six months then ended, including the footnotes thereto, which heretofore have been delivered to the Lender, are in all material respects in accordance with the books and records of the Borrower and fairly present the financial position of the Borrower as at such date and the results of operations of the Borrower for such period (subject to standard year-end adjustments), in each case in accordance with generally accepted accounting principles consistently applied with prior periods. Since August 31, 1995 there has been no material adverse change in the Borrower's financial condition.

                         3.11.  The Borrower has not made any material
misrepresentation to Lender relating to the Loan Documents or the transactions contemplated thereby and the Borrower has not omitted to state to the Lender any material fact relating to the Loan





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                                  EXHIBIT 10.1

Documents or the transactions contemplated thereby which is necessary in order to make the information given by or on behalf of the Borrower to the Lender not misleading or which if disclosed would reasonably affect the decision of a person considering making the Loan. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a material adverse effect on the business or financial condition of the Borrower which has not been disclosed to the Lender. For purposes hereof, any information regarding the Borrower known by or supplied to Roger Claes shall be deemed to be known by Lender.

                4. REPRESENTATIONS OF LENDER. Lender hereby represents and warrants to Borrower that:

                         4.1.  Lender is a corporation duly organized, validly
existing and in good standing under the laws of the Netherlands and has the requisite power and authority to execute and deliver the Loan Documents and to carry out the transactions contemplated thereby.

                         4.2.  The Loan Documents have been duly executed and
delivered by, and constitute valid and binding obligations of, the Lender, enforceable against the Lender in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or the principles governing the availability of equitable remedies.

                         4.3.  Lender is an existing shareholder of Borrower
and has received copies of Borrower's Form 10-KSB for the year ended February 28, 1995, Proxy Statement for the 1995 Annual Meeting of Shareholders and Form 10-QSB for the quarter ended August 31, 1995, and such other documents and information as Lender has requested. Lender has the business experience to analyze, and net worth sufficient to assume, the risks associated with the Loan. The Loan is being made solely for Lender's own account for investment and not for the account of any other person and not for distribution or assignment.

                5.       MISCELLANEOUS.

                         5.1.  ENTIRE AGREEMENT.   This Agreement, the Warrant
Agreement, the 1994 Loan Agreement and the Security Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and any previous agreement between the parties as to such subject matter is superseded by the foregoing agreements. Except as expressly provided in this Agreement, the 1994 Loan Agreement and the Security Agreement shall remain in full force and effect and this Agreement does not amend or affect any of the terms of the 1994 Loan Agreement or the





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                                  EXHIBIT 10.1

Security Agreement as they relate to the Loan made by Trude C. Taylor.

                         5.2.  GOVERNING LAW.  This Agreement shall be governed
by and construed in accordance with the laws of the State of California as applied to contracts entirely executed and performed within said state and without regard to choice of law or conflicts of law principals. Each party hereto expressly consents to the jurisdiction of the California courts and agrees that any action relating to or arising or of this Agreement shall be instituted and prosecuted only in the Municipal or Superior Court of the City and County of San Francisco. Each party waives any right to a change in venue and any and all objections to the jurisdiction of the California courts.

                         5.3.  NOTICES.   All notices and other communications
pursuant to this Agreement shall be in writing and delivered as set forth below. Notices shall be delivered personally, either by messenger, air courier or by telecopy. Notices shall be deemed to have been given, if delivered personally or by telecopy, on the date of delivery; or if transmitted by air courier, two (2) business days after the date of delivery to the courier. The addresses for notices set forth below may be changed by giving written notice of such change in the manner provided herein for giving notice.

If to Lender to :              Euroventures Benelux II B.V.
                               H. Henneaulaan 366
                               1930 Zaventem
                               Belgium
                               Attn:  Mr. Roger Claes
                                      Ms. Sabine Vermassen
                               Facsimile:  011-322-721-4435

                                    With a copy to:

                                    Jon R. Tandler, Esq.
                                    Coblentz, Cahen, McCabe & Breyer
                                    222 Kearny Street, Suite 700
                                    San Francisco, California 94108
                                    Facsimile:  (415) 989-1663

If to Borrower to:             Dense-Pac Microsystems, Inc.
                               7321 Lincoln Way
                               Garden Grove, California 92641
                               Attn:  Mr. James G. Turner
                               Facsimile:  (714) 897-1772





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                                  EXHIBIT 10.1
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                                    With a copy to:

                                    Helen W. Melman, Esq.
                                    1299 Ocean Avenue, Fourth Floor
                                    Santa Monica, California 90401
                                    Facsimile:  (310) 394-4759


                         5.4.  SEVERABILITY.  If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with the remaining terms.

                         5.5.  AMENDMENT.  This Agreement and any provision
hereof may not be amended or terminated except by a statement in writing signed by the party against whom enforcement of the amendment or termination is sought.

                         5.6.  SUCCESSORS AND ASSIGNS.  The provisions of this
Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties. No party shall be permitted to assign its interest or obligations under this Agreement without the prior written consent of the other parties hereto.

                         5.7.  COUNTERPARTS.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

                         5.8.  ATTORNEYS' FEES.  In the event of any dispute
concerning the terms or conditions of this Agreement, or in the event Lender is required to enforce said terms and conditions, the prevailing party in such dispute or enforcement shall be entitled to recover all of its reasonable attorneys' fees and costs incurred in connection with said dispute or enforcement, whether or not litigation is commenced.

                         5.9.  REMEDIES CUMULATIVE.  No failure or delay on the
part of Lender in exercising any right, power or privilege under the Loan Documents, and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege thereunder. The rights, powers and remedies in the Loan Documents expressly provided are cumulative and not exclusive of any rights, powers or remedies which Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any





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                                  EXHIBIT 10.1
other or further action in any circumstances without notice or demand, unless such demand or notice is specifically required by the Loan Documents.

                         5.10.  SURVIVAL.  All representations and warranties
made in any Loan Documents shall survive the execution and delivery thereof until the EB Loan has been paid in full.

                         5.11  DEFINITIONS.  Except as otherwise expressly
defined herein, all defined terms used herein shall have the same meanings given them in the 1994 Loan Agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                          BORROWER:

                                          DENSE-PAC MICROSYSTEMS, INC.,
                                          A CALIFORNIA CORPORATION



                                          BY: /S/ JAMES G. TURNER
                                              ------------------------------
                                              JAMES G. TURNER
                                              PRESIDENT


                                          LENDER:

                                          EUROVENTURES BENELUX II B.V.



                                          BY: /S/ ROGER G. CLAES
                                              ------------------------------
                                              ROGER G. CLAES,
                                              MANAGING DIRECTOR





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                                  EXHIBIT 10.1